Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form S-4 of Aja HoldCo, Inc. of our report dated April 17, 2024 which includes an explanatory paragraph relating to Adagio Medical, Inc.’s ability to continue as a going concern, relating to the consolidated financial statements of Adagio Medical, Inc., which are contained in this Form S-4.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
April 18, 2024